Exhibit 4.6

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

WMG ACQUISITION CORP.,

as the Issuer,

WARNER MUSIC GROUP CORP.,

as Guarantor,

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 30, 2012

11.50% Senior Notes due 2018

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 30, 2012, among WMG Acquisition Corp., a Delaware corporation (the “Company”), Warner Music Group Corp., a Delaware corporation (“Warner”), as guarantor, the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of July 20, 2011 as amended through the date hereof (the “Indenture”), by and among the Company, the Guarantors and the Trustee, pursuant to which the Company’s 11.50% Senior Notes due 2018 (the “Notes”) were issued;

WHEREAS, the Company has solicited (the “Consent Solicitation”) the Holders to direct the Trustee to execute and deliver a supplemental indenture to the Indenture to enable the Company to incur additional secured indebtedness under the Indenture (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, in connection with the Consent Solicitation, Holders that have delivered and have not withdrawn a valid consent on a timely basis (the “Consenting Holders”) are entitled to receive a consent fee (the “Consent Fee”) with respect to the Notes in respect of which they have validly consented, payable if all conditions to the Consent Solicitation, including, without limitation, the receipt of the Requisite Consents and the execution of this Supplemental Indenture, are satisfied or waived;

WHEREAS, the Holders that have approved this Supplemental Indenture (as evidenced by their execution of a Consent Form) constitute Holders of at least a majority in aggregate principal amount of the Notes now outstanding and are willing to direct the Trustee to execute and deliver this Supplemental Indenture;

WHEREAS, consistent with the practice of The Depository Trust Company (“DTC”), DTC has authorized direct participants in DTC set forth in the position listing of DTC as of October 19, 2012 to approve this Supplemental Indenture as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee;

WHEREAS, the Trustee has been directed by the Holders of the requisite principal amount of Notes to execute and deliver this Supplemental Indenture in its capacity as Trustee; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Indenture consented to by the Holders, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENT OF INDENTURE

Section 1.1 Amendments to the Indenture. The Indenture is hereby amended as follows:

(a) The following definition of “Approved Incurrence” is hereby added to Section 1.01 as follows:

“Approved Incurrence” means the incurrence of Indebtedness either (i) to finance any purchase or other acquisition of, or Investment in, an Authorized Business or any purchase or other acquisition of, or Investment in, assets constituting a business unit, line of business or division of or otherwise constituting assets of an Authorized Business; or (ii) that serves to extend, replace, refund, refinance, renew or defease Indebtedness (including Indebtedness of Holdings) existing on the Amendment Date, including to pay premiums and fees in connection therewith.

(b) The following definition of “Approved Incurrence Ratio” is hereby added to Section 1.01 as follows:

“Approved Incurrence Ratio” means (i) 3.50 to 1.00 if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period and (ii) 3.00 to 1.00 otherwise.

(c) The following definition of “Authorized Business” is hereby added to Section 1.01 as follows:

“Authorized Business” means any media or entertainment business (other than any such business the primary business of which is the publication of printed media) and any services, activities or businesses incidental or related or similar thereto, any line of business engaged in by the Issuer or any of its Restricted Subsidiaries on October 30, 2012 (the “Amendment Date”) or any business activity that is a reasonable extension, development or expansion thereof or ancillary to any of the foregoing.

(d) The definition of “Permitted Liens” in Section 1.01 is hereby amended as follows:

(26) Liens securing Indebtedness in an aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)), not exceeding the greater of (A) $1,550.0 million and (B) the maximum aggregate principal amount of Senior Secured Indebtedness that could be incurred without exceeding a Senior Secured Indebtedness to EBITDA Ratio for the Issuer of 3.00 to 1.00 (or, in the case of an Approved Incurrence, the Approved Incurrence Ratio);

(e) Section 1.01 is hereby amended to include the following definition:

“Revolving Credit Agreement Indebtedness” means Indebtedness in an aggregate principal amount not exceeding $150.0 million outstanding under the Revolving Credit Agreement, including any guarantees, collateral documents and other instruments, agreements and documents executed or delivered pursuant to or in connection therewith, as the same may be refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the Revolving Credit Agreement, any other revolving credit agreement, or one or more other credit or financing agreements with a revolving financing component (to the extent of such component)), and in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, and including any agreement changing maturity or increasing the Indebtedness incurred or available to be borrowed (provided that any such increase shall not be deemed to increase the $150.0 million maximum principal amount of Revolving Credit Agreement Indebtedness provided for in this definition), or otherwise altering the terms and conditions thereof.

(f) The definition of “Senior Secured Indebtedness” in Section 1.01 is hereby amended as follows:

“Senior Secured Indebtedness” means, with respect to any Person, the aggregate amount, without duplication, of Indebtedness for borrowed money of such Person and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter plus the amount of any Indebtedness for borrowed money of such Person and its Restricted Subsidiaries incurred subsequent to the end of such fiscal quarter and minus the amount of any Indebtedness for borrowed money of such Person and its Restricted Subsidiaries redeemed, repaid, retired or extinguished subsequent to the end of such fiscal quarter, as determined in accordance with GAAP, secured by Liens other than Permitted Liens (excluding Permitted Liens incurred pursuant to clause (26) of the definition thereof, provided that when Senior Secured Indebtedness is calculated to test an Approved Incurrence, Revolving Credit Agreement Indebtedness so secured shall be excluded from the calculation of Senior Secured Indebtedness).

(g) The definition of “Senior Secured Indebtedness to EBITDA Ratio” in Section 1.01 is hereby amended as follows:

“Senior Secured Indebtedness to EBITDA Ratio” means, with respect to the Issuer, the ratio of (x) the Issuer’s Senior Secured Indebtedness, minus, if the ratio is being calculated with respect to an Approved Incurrence, an amount of cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries as of the date of determination not to exceed $150.0 million, to (y) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”).

(h) Section 4.10(b)(1) of the Indenture is hereby amended as follows:

Indebtedness under the Existing Secured Notes, the New Secured Notes and one or more Credit Agreements together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) and other Indebtedness, up to an aggregate principal amount, together with amounts outstanding under a Qualified Securitization Financing incurred pursuant to clause (17) below, not to exceed at any one time outstanding the greater of (A) $1,550.0 million and (B) the maximum aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)) that can be incurred without exceeding a Senior Secured Indebtedness to EBITDA Ratio for the Issuer of 3.00 to 1.00 (or, in the case of an Approved Incurrence, the Approved Incurrence Ratio) (it being understood that for purposes of determining compliance under this clause (1), any Indebtedness incurred under this clause (1) (whether or not secured), other than, in the case of an Approved Incurrence, Revolving Credit Agreement Indebtedness, will be included in the amount of Senior Secured Indebtedness for purposes of calculating the Senior Secured Indebtedness to EBITDA Ratio);

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Effect of Supplemental Indenture.

From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.

Section 2.2 Effectiveness.

This Supplemental Indenture shall become effective and binding on the Company, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture and upon the payment of the Consent Fee to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation (the “Amendment Operative Time”). If the Consent Fee is not paid to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation, this Supplemental Indenture shall be null and void.

Section 2.3 Indenture Remains in Full Force and Effect.

Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.4 Confirmation of Indenture.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects confirmed and ratified.

Section 2.5 Conflict with Trust Indenture Act.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof or of the Indenture which is required or deemed to be included in this Supplemental Indenture or the Indenture by any of the provisions of the Trust Indenture Act of 1939, such required or deemed provision shall control.

Section 2.6 Severability.

In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Successors.

All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 2.8 Certain Duties and Responsibilities of the Trustee.

In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or adequacy of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

Section 2.9 Governing Law.

This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

Section 2.10 Duplicate Originals.

All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 2.11 Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

Guarantors:

ROADRUNNER RECORDS INC.

T.Y.S., INC.

THE ALL BLACKS U.S.A., INC.

A. P. SCHMIDT CO.

ATLANTIC RECORDING CORPORATION

ATLANTIC/MR VENTURES INC.

BERNA MUSIC, INC.

BIG BEAT RECORDS INC.

CAFE AMERICANA INC.

CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA) LIMITED

CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.

CHAPPELL MUSIC COMPANY, INC.

COTA MUSIC, INC.

COTILLION MUSIC, INC.

CRK MUSIC INC.

E/A MUSIC, INC.

ELEKSYLUM MUSIC, INC.

ELEKTRA/CHAMELEON VENTURES INC.

ELEKTRA ENTERTAINMENT GROUP INC.

ELEKTRA GROUP VENTURES INC.

EN ACQUISITION CORP.

FHK, INC.

FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.

FOSTER FREES MUSIC, INC.

INSIDE JOB, INC.

INSOUND ACQUISITION INC.

INTERSONG U.S.A., INC.

JADAR MUSIC CORP.

LEM AMERICA, INC.

LONDON-SIRE RECORDS INC.

MAVERICK PARTNER INC.

MCGUFFIN MUSIC INC.

MIXED BAG MUSIC, INC.

MM INVESTMENT INC.

NC HUNGARY HOLDINGS INC.

NEW CHAPPELL INC.

NONESUCH RECORDS INC.

[Signature Pages to Second Supplemental Indenture – WMG Acquisition]

Guarantors (cont-d):

NON-STOP MUSIC HOLDINGS, INC.

NVC INTERNATIONAL INC.

OCTA MUSIC, INC.

PEPAMAR MUSIC CORP.

REP SALES, INC.

RESTLESS ACQUISITION CORP.

REVELATION MUSIC PUBLISHING CORPORATION

RHINO ENTERTAINMENT COMPANY

RICK’S MUSIC INC.

RIGHTSONG MUSIC INC.

RODRA MUSIC, INC.

RYKO CORPORATION

RYKODISC, INC.

RYKOMUSIC, INC.

SEA CHIME MUSIC, INC.

SR/MDM VENTURE INC.

SUPER HYPE PUBLISHING, INC.

THE RHYTHM METHOD INC.

TOMMY BOY MUSIC, INC.

TOMMY VALANDO PUBLISHING GROUP, INC.

TW MUSIC HOLDINGS INC.

UNICHAPPELL MUSIC INC.

W.B.M. MUSIC CORP.

WALDEN MUSIC INC.

WARNER ALLIANCE MUSIC INC.

WARNER BRETHREN INC.

WARNER BROS. MUSIC INTERNATIONAL INC.

WARNER BROS. RECORDS INC.

WARNER CUSTOM MUSIC CORP.

WARNER DOMAIN MUSIC INC.

WARNER MUSIC DISCOVERY INC.

WARNER MUSIC LATINA INC.

WARNER MUSIC SP INC.

WARNER SOJOURNER MUSIC INC.

WARNER SPECIAL PRODUCTS INC.

WARNER STRATEGIC MARKETING INC.

WARNER/CHAPPELL MUSIC (SERVICES), INC.

WARNER/CHAPPELL MUSIC, INC.

WARNER/CHAPPELL PRODUCTION MUSIC, INC.

WARNER-ELEKTRA-ATLANTIC CORPORATION

WARNERSONGS, INC.

WARNER-TAMERLANE PUBLISHING CORP.

WARPRISE MUSIC INC.

WB GOLD MUSIC CORP.

WB MUSIC CORP.

WBM/HOUSE OF GOLD MUSIC, INC.

WBR MANAGEMENT SERVICES INC.

WBR/QRI VENTURE, INC.

WBR/RUFFNATION VENTURES, INC.

WBR/SIRE VENTURES INC.

WEA EUROPE INC.

WEA INC.

[Signature Pages to Second Supplemental Indenture – WMG Acquisition]

Guarantors (cont-d):

WEA INTERNATIONAL INC.

WEA MANAGEMENT SERVICES INC.

WIDE MUSIC, INC.

WMG MANAGEMENT SERVICES INC.

ASYLUM RECORDS LLC

ATLANTIC MOBILE LLC

ATLANTIC PRODUCTIONS LLC

ATLANTIC SCREAM LLC

ATLANTIC/143 L.L.C.

BB INVESTMENTS LLC

BULLDOG ENTERTAINMENT GROUP LLC

BULLDOG ISLAND EVENTS LLC

BUTE SOUND LLC

CHORUSS LLC

CORDLESS RECORDINGS LLC

EAST WEST RECORDS LLC

FBR INVESTMENTS LLC

FOZ MAN MUSIC LLC

FUELED BY RAMEN LLC

LAVA RECORDS LLC

LAVA TRADEMARK HOLDING COMPANY LLC

MADE OF STONE LLC

PENALTY RECORDS, LLC

PERFECT GAME RECORDING COMPANY LLC

RHINO NAME & LIKENESS HOLDINGS, LLC

RHINO/FSE HOLDINGS, LLC

T-BOY MUSIC, LLC

T-GIRL MUSIC, LLC

THE BIZ LLC

UPPED.COM LLC

WARNER MUSIC DISTRIBUTION LLC

WMG TRADEMARK HOLDING COMPANY LLC

J. RUBY PRODUCTIONS, INC.

SIX-FIFTEEN MUSIC PRODUCTIONS, INC.

SUMMY-BIRCHARD, INC.

ARTIST ARENA LLC

ATLANTIC PIX LLC

FERRET MUSIC HOLDINGS LLC

FERRET MUSIC LLC

FERRET MUSIC MANAGEMENT LLC

FERRET MUSIC TOURING LLC

P & C PUBLISHING LLC

WARNER MUSIC NASHVILLE LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title: Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Pages to Second Supplemental Indenture – WMG Acquisition]

Guarantors (cont-d):

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Sole Member By: Warner Music Inc, its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By: Warner Music Distribution LLC, its Managing Partner By: Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By: SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[Signature Pages to Second Supplemental Indenture]

Guarantors (cont-d):

NON-STOP CATACLYSMIC MUSIC, LLC NON-STOP INTERNATIONAL PUBLISHING, LLC NON-STOP OUTRAGEOUS PUBLISHING, LLC

By: Non-Stop Music Publishing, LLC, their Sole Member By: Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C. NON-STOP MUSIC PUBLISHING, LLC NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Managing Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

[Signature Pages to Second Supplemental Indenture – WMG Acquisition]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

[Signature Pages to Second Supplemental Indenture – WMG Acquisition]